377 Putnam Discovery Growth Fund
6/30/06 Semi Annual

Because of the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended June 30, 2006, Putnam Management has
assumed $4,815 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

74U1	  Class A   28,970
	  Class B   16,131
          Class C   1,991

74U2      Class M   1,181
          Class R   3
          Class Y   541

74V1	  Class A   18.88
	  Class B   17.33
          Class C   17.87

74V2	  Class M   17.86
          Class R   18.77
          Class Y   19.08


Additional Information About Errors and Omissions Policy   Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.